As filed with the Securities and Exchange Commission on September 7, 2011
                                                    Registration No. 333-_______
================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-1

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                SPECIALIZER INC.
             (Exact name of registrant as specified in its charter)

           Nevada                               7372                              None
(State or Other Jurisdiction of      (Primary Standard Industrial            (IRS Employer
 Incorporation or Organization)         Classification Number)           Identification Number)

                                Specializer, Inc
                              548 Market St #15099
                         San Francisco, California 94104
                               Tel: (888) 857-0714
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                EastBiz.com Inc.
                                 5348 Vegas Dr.
                             Las Vegas, Nevada 89108
    (Address, including zip code, and telephone number, including area code, of agent for service)

                                   COPIES TO:

                              Thomas E. Puzzo, Esq.
                      Law Offices of Thomas E. Puzzo, PLLC
                               4216 NE 70th Street
                            Seattle, Washington 98115
                          Telephone No.: (206) 522-2256
                          Facsimile No.: (206) 260-0111

Approximate date of proposed sale to the public: As soon as practicable and from time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If this Form is a post-effective registration statement filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If this Form is a post-effective registration statement filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer [ ]                        Accelerated filer [ ]
Non-accelerated filer [ ]                          Smaller reporting company [X]
(Do not check if a smaller reporting company)

                         CALCULATION OF REGISTRATION FEE

======================================================================================================
  Title of Each                             Proposed Maximum      Proposed Maximum        Amount of
Class of Securities       Amount to be       Offering Price      Aggregate Offering     Registration
 to be Registered        Registered (1)        per Share               Price                 Fee
------------------------------------------------------------------------------------------------------
Common Stock, par value
$0.001 per share          5,000,000 (2)         $ 0.01 (3)            $50,000               $5.80
------------------------------------------------------------------------------------------------------

TOTAL                     5,000,000             $   --                $50,000               $5.80
======================================================================================================

(1) In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.
(2) Represents the number of shares of common stock currently outstanding to be sold by the selling stockholders.
(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) of the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.
================================================================================

      PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED SEPTEMBER 7, 2011

                                SPECIALIZER INC.
                        5,000,000 SHARES OF COMMON STOCK

This is the initial offering of common stock of Specializer Inc. and no public market currently exists for the securities being offered. We are offering for sale a total of 5,000,000 shares of common stock at a fixed price of $0.01 per share, for a period of 16 months from the effective date of this prospectus. There is no minimum number of shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered shares. The offering is being conducted on a self-underwritten, best efforts basis, which means our President, Simone Bar-Tal, and Liby Weinstock, our Secretary and treasurer, will attempt to sell the shares. This Prospectus will permit Mr. Bar-Tal and Ms. Weinstock to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares they may sell. In offering the securities on our behalf, they will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934, as amended. The offering will conclude upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 16 months from the effective date of this prospectus.

                                               Proceeds to         Proceeds to        Proceeds to         Proceeds to
                                                 Company             Company            Company             Company
                                             Before Expenses   Before Expenses if   Before Expenses   Before Expenses if
             Offering Price                    if 25% of the        50% of the        if 75% of the        100% of the
               Per Share       Commissions   shares are sold     shares are sold    shares are sold     shares are sold
               ---------       -----------   ---------------     ---------------    ---------------     ---------------
Common Stock    $0.01        Not Applicable      $12,500             $25,000            $37,500             $50,000
Totals          $0.01        Not Applicable      $12,500             $25,000            $37,500             $50,000

Specializer Inc. is a development stage company and currently has no operations. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a loss of your investment. Our independent registered public accountant has issued an audit opinion for Specializer Inc. which includes a statement expressing substantial doubt as to our ability to continue as a going concern. Since there is no minimum amount of shares that must be sold by the Company, we may receive no proceeds or very minimal proceeds from the offering and potential investors may end up holding shares in a company that:

     * Has not received enough proceeds from the offering to begin operations; and
     *    Has no market for its shares.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority ("FINRA") for our common stock to be eligible for trading on the Over-the-Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application. There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

We are a "shell company" within the meaning of Rule 405, promulgated pursuant to Securities Act, because we have nominal assets and nominal operations. Accordingly, the securities sold in this offering can only be resold through registration under Section 5 the Securities Act of 1933, Section 4(1), if available, for non-affiliates or by meeting the conditions of Rule 144(i).

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. BEFORE BUYING ANY SHARES, YOU SHOULD CAREFULLY READ THE DISCUSSION OF MATERIAL RISKS OF INVESTING IN OUR COMMON STOCK IN "RISK FACTORS" BEGINNING ON PAGE 6 OF THIS PROSPECTUS.

NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF ANYONE'S INVESTMENT IN THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

              THE DATE OF THIS PROSPECTUS IS ________________, 2011

The following table of contents has been designed to help you find information contained in this prospectus. We encourage you to read the entire prospectus.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

Prospectus Summary                                                             3
Risk Factors                                                                   6
Risk Factors Relating to Our Business                                          6
Risk Factors Relating to Our Common Stock                                     11
Use of Proceeds                                                               12
Determination of Offering Price                                               13
Description of Securities                                                     14
Plan of Distribution                                                          16
Description of Business                                                       17
Our Executive Offices                                                         21
Legal Proceedings                                                             21
Market for Common Equity and Related Stockholder Matters                      21
Management's Discussion and Analysis of Financial Condition and
 Results of Operations                                                        22
Directors, Executive Officers, Promoters and Control Persons                  26
Executive Compensation                                                        28
Security Ownership of Certain Beneficial Owners and Management                29
Certain Relationships and Related Transactions                                30
Disclosure of Commission Position on Indemnification for Securities
 Act Liabilities                                                              30
Where You Can Find More Information                                           30
Changes In and Disagreements with Accountants on Accounting and
 Financial Disclosure                                                         30
Financial Statements                                                         F-1

Until ___ ______, 2011 (90 business days after the effective date of this prospectus) all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

             A CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may", "should", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential" or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled "Risk Factors," that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

                               PROSPECTUS SUMMARY

As used in this prospectus, references to the "Company," "we," "our", "us" or "Specializer" refer to Specializer Inc., unless the context otherwise indicates.

The following summary highlights selected information contained in this prospectus. Before making an investment decision, you should read the entire prospectus carefully, including the "Risk Factors" section, the financial statements, and the notes to the financial statements.

OUR COMPANY

Specializer Inc. was incorporated on October 4, 2010, under the laws of the State of Nevada. We are seeking to become a reporting issuer under the Securities Exchange Act of 1934, as amended, because we believe that this will provide us with greater access to capital, that we will become better known, and be able to obtain financing more easily in the future if investor interest in our business grows enough to sustain a secondary trading market in our securities. Additionally, we believe that being a reporting issuer increases our credibility and that we may be able to attract and retain more highly qualified personnel once we are not a shell company by potentially offering stock options, bonuses, or other incentives with a known market value.

We are a development stage company engaged in the business of creating mobile business software applications, or "apps," for smart phones and mobile devices for professionals who work in jobs that require a high degree of mobility.

We raised an aggregate of $15,100 through private placements of our securities. Proceeds from these placements were used for working capital.

We will experience substantial increases in our administrative costs after the effective date of this Prospectus. We anticipate spending an additional $14,000 on legal, accounting and filing fees over the next 12 months, including fees payable in connection with the filing of this registration statement, complying with reporting obligations. We may not raise sufficient funds to finance the anticipated services to meet out reporting obligations with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.

Our business offices are currently located at 548 Market St, #15099, San Francisco, California 94104.

From inception until the date of this filing, we have not yet begun operations of our first software application, to be named "SpecialApp." From our inception on October 4, 2010 to date, we have not generated any revenues, and our operations have been limited to organizational, start-up, and capital formation activities. Between October 2010 and May 2011, we were focused primarily on raising capital to execute our business plan, and on during that time, we offered and sold to Simone Bar-Tal and Liby Weinstock, our sole officers and directors, an aggregate of 15,100,000 shares of our common stock for total proceeds of $15,100.

We have two directors, Simone Bar-Tal and Liby Weinstock. Both Mr. Bar-Tal and Ms. Weinstock reside in Israel. None of our officers or directors has any prior experience with owning or operating a software application business. Additionally, none of our officer or directors has a college or university degree, or other educational background, in operating or managing a software application company. More specifically, each of our officers and directors lack technical training and experience with exploring for, starting, and/or operating a software application company.

We are registering the 5,000,000 shares of common stock for sale by us on a self-underwritten basis.

We are a development stage company that has had limited operations to date. From October 4, 2010 (date of inception) to June 30, 2011, we have incurred accumulated net losses of $12. As of June 30, 2011, we had $15,088 in current assets and no current liabilities.

Due to the uncertainty of our ability to meet our current operating and capital expenses, our independent auditors have included a going concern opinion in their report on our audited financial statements for the period ended June 30, 2011. The notes to our financial statements contain additional disclosure describing the circumstances leading to the issuance of a going concern opinion by our auditors.

THE OFFERING

The Issuer:                      Specializer Inc.

Securities Being Offered:        5,000,000 shares of common stock

Price Per Share:                 $0.01

Common stock outstanding
before the offering:             15,100,000 shares of common stock

Common stock outstanding
after the offering (assuming
all shares are sold):            20,100,000 shares of common stock

Duration of the Offering:        The offering will conclude upon the earliest of
                                 (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) such time as our officers and Directors decide to close the offering.

Net Proceeds:                    If 10% of the shares are sold - $12,500
                                 If 50% of the  shares are sold - $25,000
                                 If 75% of the shares are sold - $37,500
                                 If 100% of the shares are sold - $50,000

Securities  Issued and
Outstanding:                     There are 15,100,000 shares of common stock
                                 issued and outstanding as of the date of this prospectus, 12,600,000 shares of which are by Liby Weinstock, our Secretary, Treasurer and a
                                 Director, and 2,500,000 shares of which are held by our President and a Director, Simone
                                 Bar-Tal.

Registration Costs:              We estimate our total offering registration
                                 costs to be approximately $12,500.

Risk Factors:                    See "Risk Factors" and the other information in
                                 this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

SUMMARY FINANCIAL INFORMATION

The tables and information below are derived from our audited financial statements for the period from October 4, 2010 (Inception) to June 30, 2011. Our working capital as at January 21, 2011 was $15,088.

                                                         June 30, 2011 ($)
                                                         -----------------
           Financial Summary
             Cash and Deposits                                15,088
             Total Assets                                     15,088
             Total Liabilities                                     0
             Total Stockholder's Equity                       15,088

                                                         Accumulated From
                                                  October 4, 2010 (Inception) to
                                                         June 30, 2011 ($)
                                                         -----------------
           Statement of Operations
             Total Expenses                                       12
             Net Loss for the Period                              12
             Net Loss per Share                                   --

                                  RISK FACTORS

An investment in our common stock involves a number of very significant risks. You should carefully consider the following known material risks and uncertainties in addition to other information in this prospectus in evaluating our company and its business before purchasing shares of our company's common stock. You could lose all or part of your investment due to any of these risks.

RISKS RELATING TO OUR BUSINESS

WE HAVE NO OPERATING HISTORY AND HAVE MAINTAINED LOSSES SINCE INCEPTION, WHICH WE EXPECT TO CONTINUE INTO THE FUTURE.

We were incorporated on October 4, 2010 and have very limited operations. We have not realized any revenues to date. Our proposed SpecialApp product is under development and is not ready for commercial sale. We have no operating history at all upon which an evaluation of our future success or failure can be made. Our net loss from inception to June 30, 2011 is $12. Based upon our proposed plans, we expect to incur significant operating losses in future periods. This will happen because there are substantial costs and expenses associated with the development, marketing and distribution of our product. We may fail to generate revenues in the future. If we cannot attract a significant number of users of our SpecialApp, we will not be able to generate any significant revenues or income. Failure to generate revenues will cause us to go out of business because we will not have the money to pay our ongoing expenses.

In particular, additional capital may be required in the event that:

     - the actual expenditures required to be made are at or above the higher range of our estimated expenditures;
     - we incur unexpected costs in completing the development of our product or encounter any unexpected difficulties;
     - we incur delays and additional expenses related to the development of our product or a commercial market for our product;
     -    we are unable to create a substantial market for our products; or
     -    we incur any significant unanticipated expenses.

The occurrence of any of the aforementioned events could adversely affect our ability to meet our business plans and achieve a profitable level of operations.

IF WE ARE UNABLE TO OBTAIN THE NECESSARY FINANCING TO IMPLEMENT OUR BUSINESS PLAN WE WILL NOT HAVE THE MONEY TO PAY OUR ONGOING EXPENSES AND WE MAY GO OUT OF BUSINESS.

Because we have not generated any revenue from our business, and we are at least 24- 30 months (from the date hereof) away from being in a position to generate revenues, we will need to raise significant, additional funds for the future development of our business and to respond to unanticipated requirements or expenses.

Our ability to successfully develop our product and to eventually produce and use it to generate operating revenues also depends on our ability to obtain the necessary financing to implement our business plan. Given that we have no operating history, no revenues and only losses to date, we may not be able to achieve this goal, and we may go out of business. We may need to issue additional equity securities in the future to raise the necessary funds. We do not currently have any arrangements for additional financing and we can provide no assurance to investors we will be able to find such financing if further funding is required. Obtaining additional financing would be subject to a number of factors, including investor acceptance of our planned software application and our business model. The issuance of additional equity securities by us would result in a significant dilution in the equity interests of our current stockholders. Obtaining loans will increase our liabilities and future cash commitments, and there can be no assurance that we will even have sufficient funds to repay our future indebtedness or that we will not default on our future debts if we are able to even obtain loans.

There can be no assurance that capital will continue to be available if necessary to meet future funding needs or, if the capital is available, that it will be on terms acceptable to us. If we are unable to obtain financing in the amounts and on terms deemed acceptable to us, we may be forced to scale back or cease operations, which might result in the loss of some or all of your investment in our common stock.

OUR BUSINESS MODEL MAY NOT BE SUFFICIENT TO ENSURE OUR SUCCESS IN OUR INTENDED MARKET.

Our survival is currently dependent upon the success of our efforts to gain market acceptance of one application that will ultimately represent a very small segment in our targeted industry when it is completed. Should our target market not be as responsive to our SpecialApp as we anticipate, we may not have in place alternate products or services that we can offer to ensure our survival.

While many new products such as the one that we are planning are regularly introduced, only a relatively small number of successful applications account for a significant portion of net revenue in our industry. Our product may not be a successful application or competitors may develop applications that imitate or compete with our successful application, and take our targeted revenue stream away from us or reduce our ability to command profitable revenue streams for our SpecialApp. Successful products developed by our competitors may take a larger share of our target market than we anticipate, which could cause our software application revenue streams to fall below our expectations. If our competitors develop more successful products or offer competitive products at lower price, our revenue, margins, and profitability will decline.

PRODUCT DEVELOPMENT SCHEDULES ARE LONG AND FREQUENTLY UNPREDICTABLE, AND WE MAY EXPERIENCE DELAYS IN INTRODUCING OUR PRODUCT, WHICH MAY ADVERSELY AFFECT OUR REVENUES.

The development cycle for products such as that we are planning is long. We currently believe that the total cycle for commercialization of the SpecialApp will take approximately 12 months from the date hereof. In addition, the creative process inherent in application development makes the length of the development cycle difficult to predict. As a result we may experience delays in introducing our product. If an unanticipated delay affects the release of our application, we may not achieve anticipated revenues. Revenues will also be adversely affected if market interest in the subject matter of our application declines from what we believe it is at present. A delay in introducing a new software application could also require us to spend more development resources to complete the application, which would increase our costs and lower our margins, or cause us to experience losses.

TECHNOLOGY CHANGES RAPIDLY IN OUR BUSINESS AND IF WE FAIL TO ANTICIPATE OR SUCCESSFULLY IMPLEMENT NEW TECHNOLOGIES OR THE MANNER IN WHICH PEOPLE USE OUR APPLICATION, THE QUALITY, TIMELINESS AND COMPETITIVENESS OF OUR PRODUCTS AND SERVICES WILL SUFFER.

Rapid technology changes in our industry require us to anticipate, sometimes years in advance, which technologies we must implement and take advantage of in order to make our products and services competitive in the market. Therefore, we must start our product development with a range of technical development goals that we hope to be able to achieve. We may not be able to achieve these goals, or our competition may be able to achieve them more quickly and effectively than we can. In either case, our products and services may be technologically inferior to our competitors', less appealing to consumers, or both. If we cannot achieve our technology goals within the original development schedule of our products and services, then we may delay their release until these technology goals can be achieved, which may delay or reduce revenue and increase our development expenses. Alternatively, we may increase the resources employed in research and development in an attempt to accelerate our development of new technologies, either to preserve our product or service launch schedule or to keep up with our competition, which would increase our development expenses. Any such failure to adapt to, and appropriately allocate resources among, emerging technologies would harm our competitive position, reduce our market share and significantly increase the time we take to bring our product to market.

WE WILL BE DEPENDENT ON THIRD PARTIES TO DEVELOP OUR APPLICATION. ANY INCREASE IN THE AMOUNTS WE HAVE TO PAY TO HAVE OUR APPLICATION DEVELOPED OR ANY DELAY OR INTERRUPTION IN PRODUCTION WOULD NEGATIVELY AFFECT BOTH OUR ABILITY TO MAKE A TIMELY INTRODUCTION, GENERATE REVENUES AND OUR RESULTS OF OPERATIONS.

We are planning to use third parties to develop our application. We will have less control over third parties because we cannot control their personnel, schedule or resources. It will be more difficult to detect design faults and software errors. Any such fault or error could cause delays in delivering our product or require design modifications delays or defects would likely have a more detrimental impact on our business than if we were a more established company. Any of these factors could cause an application not to meet our quality standards or expectations, or not to be completed on time or at all. If this happens, we could lose anticipated revenues, or our entire investment in our software application.

IF WE ARE UNABLE TO COMPLETE THE DEVELOPMENT OF OUR APPLICATION WE WILL NOT BE ABLE TO GENERATE REVENUES AND YOU WILL LOSE YOUR INVESTMENT.

We have not completed development of our application and we have no revenues from the sale or use of our application. The success of our proposed business will depend on the completion and the acceptance of our application by the general public. Achieving such acceptance will require significant marketing investment. Our application, once developed and tested, may not be accepted by our users at sufficient levels to support our operations and build our business. If our application is not accepted at sufficient levels, our business will fail.

WE CURRENTLY HAVE NO PROTECTION BY ANY TRADEMARKS, PATENTS AND/OR OTHER INTELLECTUAL PROPERTY REGISTRATIONS. IF WE ARE UNABLE TO PROTECT OUR INTELLECTUAL PROPERTY RIGHTS, OUR PROPOSED BUSINESS WILL FAIL.

We have not applied for any trademark, patent or other intellectual property registration with any governmental agency for our name or for our software product. At present we are planning to enter into non-disclosure agreements with employees to protect our technology. Despite our precautions taken to protect our proposed software programs, unauthorized parties may attempt in the future to reverse engineer, copy or obtain and use our software application. If they are successful we could lose our technology or they could develop similar programs, which could create more competition for us and even cause our proposed business operations to fail.

WE DEPEND TO A SIGNIFICANT EXTENT ON CERTAIN KEY PERSONNEL, THE LOSS OF ANY OF WHOM MAY MATERIALLY AND ADVERSELY AFFECT OUR COMPANY.

Currently, we have only two employees, Simone Bar-Tal and Liby Weinstock, who are also our officers and directors. We depend entirely on Mr. Bar-Tal and Ms. Weinstock, for all of our operations. The loss of either Mr. Bar-Tal or Ms. Weinstock will have a substantial negative effect on our company and may cause our business to fail. Mr. Bar-Tal and Ms. Weinstock have not been compensated for their services since our incorporation, and it is highly unlikely that they will receive any compensation unless and until we generate substantial revenues. There is intense competition for skilled personnel and there can be no assurance that we will be able to attract and retain qualified personnel on acceptable terms. The loss of Mr. Bar-Tal or Ms. Weinstock services could prevent us from completing the development of our product and developing revenues. In the event of the loss of services of such personnel, no assurance can be given that we will be able to obtain the services of adequate replacement personnel.

We do not have any employment agreements or maintain key person life insurance policies on our officers and directors. We do not anticipate entering into employment agreements with him or acquiring key man insurance in the foreseeable future.

WE HAVE LIMITED BUSINESS, SALES AND MARKETING EXPERIENCE IN OUR INDUSTRY.

We have not completed the development of our product and have yet to generate revenues. Our two officers and directors have no prior online application marketing or selling industry experience. While we have plans for marketing and sales, there can be no assurance that such efforts will be successful. There can be no assurance that our proposed application will gain wide acceptance in its target market or that we will be able to effectively market our product.

WE MAY NOT BE ABLE TO COMPETE EFFECTIVELY AGAINST OUR COMPETITORS.

We believe that the main competitive factors in the software application industry include: product features and ease of use; brand name recognition; quality of products; ease of use; price; marketing support; and quality of customer service. The barriers to entry in the software application industry, in which we are planning to operate, are also much lower than more traditional gaming products because there are no publishing agreements with or royalties to be paid to the hardware manufacturers.

Many companies worldwide are dedicated to social gaming and similar services related to social gaming. We expect more companies to enter this industry. Our competitors vary in size from small companies with limited resources to very large corporations with significantly greater financial, marketing, and product development resources than we have. Our software application, when completed, will be in competition with these companies, such as Freshbooks (www.freshbooks.com), Cashboard (www.getcashboard.com) and Harvest (www.getharvest.com). We are to be considered as one of the smallest with no commercial products at present.

Because software applications are rapidly evolving, our current or future competitors may compete more successfully as the industry matures. In particular, any of our competitors may offer products and services that have significant performance, price, creativity and/or other advantages over our software application and technology. These products and services may significantly affect the demand for our services. If we are unable to compete successfully, we could lose sales and market share. We also could experience difficulty hiring and retaining qualified software developers and other employees. Any of these consequences would significantly harm our business, results of operations and financial condition . There can be no assurance that we will be able to effectively compete with our competitors or that their present and future offerings would render our product obsolete or noncompetitive. This intense competition may have a material adverse effect on our results of operations and financial condition and prevent us from achieving profitable revenue levels from our product.

BECAUSE OFFICERS AND DIRECTORS HAVE OTHER BUSINESS INTERESTS, THEY MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

Simone Bar-Tal, our President and a Director, currently devotes approximately 15 hours per week providing management services to us. While she presently possesses adequate time to attend to our interest, it is possible that the demands on her from other obligations could increase, with the result that she would no longer be able to devote sufficient time to the management of our business. The loss of Mr. Bar-Tal to our company could negatively impact our business development.

Liby Weinstock, our Secretary, Treasurer and a Director, currently devotes 15 hours per week providing management services to us. While she presently possesses adequate time to attend to our interest, it is possible that the demands on her from other obligations could increase, with the result that she would no longer be able to devote sufficient time to the management of our business. The loss of Ms. Weinstock to our company could negatively impact our business development.

OUR INDEPENDENT AUDITORS' REPORT STATES THAT THERE IS A SUBSTANTIAL DOUBT THAT WE WILL BE ABLE TO CONTINUE AS A GOING CONCERN.

Our independent auditors, Weinberg & Baer LLC, state in their audit report, dated August 22, 2011 and included herein, that we are a development stage company, have no established source of revenue and are dependent on our ability to raise capital from shareholders or other sources to sustain operations. As a result, there is a substantial doubt that we will be able to continue as a going concern.

This qualification clearly highlights that we will, in all likelihood, continue to incur expenses without significant revenues into the foreseeable future until our product gains significant popularity. Our only source of funds to date has been from the sale of our common stock to Simone Bar-Tal and Liby Weinstock. Because we cannot currently assure anyone that we will be able to generate enough interest in our product, or that we will be able to generate any significant revenues or income, the identification of new sources equity financing becomes significantly more difficult. If we are successful in closing on any new financing, existing investors will experience substantial dilution. The ability to obtain debt financing is also severely impacted, and likely not even feasible, given that we do not have revenues or profits to pay interest or repay principal.

As a result, if we are unable to obtain additional financing at this stage in our operations, our business will fail and you may lose some or all of your investment in our common stock.

INVESTORS WILL HAVE LITTLE VOICE REGARDING THE MANAGEMENT OF SPECIALIZER DUE TO THE LARGE OWNERSHIP POSITION HELD BY OUR EXISTING MANAGEMENT AND THUS IT WOULD BE DIFFICULT FOR NEW INVESTORS TO MAKE CHANGES IN OUR OPERATIONS OR MANAGEMENT, AND THEREFORE, SHAREHOLDERS WOULD BE SUBJECT TO DECISIONS MADE BY MANAGEMENT AND THE MAJORITY SHAREHOLDERS, INCLUDING THE ELECTION OF DIRECTORS.

Simone Bar-Tal, our President and a Director, currently owns 82.7% of Specializer's common stock. If we are successful in completing the maximum offering she will own 62.1% of the company's issued and outstanding common stock, and is still in a position to continue to control Specializer. If we close our offering of 5,000,000 shares with less than the maximum, her percentage ownership is even higher. Such control may be risky to the investor because our company's operations are dependent on a very few people who could lack ability, or interest in pursuing our operations. In such event, our business may fail and you may lose your entire investment. Moreover, investors will not be able to effect a change in the company's board of directors, business or management.

WE INTEND TO BECOME SUBJECT TO THE PERIODIC REPORTING REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, WHICH WILL REQUIRE US TO INCUR AUDIT FEES AND LEGAL FEES IN CONNECTION WITH THE PREPARATION OF SUCH REPORTS. THESE ADDITIONAL COSTS WILL NEGATIVELY AFFECT OUR ABILITY TO EARN A PROFIT.

Following the effective date of the registration statement in which this prospectus is included, we will be required to file periodic reports with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder. In order to comply with such requirements, our independent registered auditors will have to review our financial statements on a quarterly basis and audit our financial statements on an annual basis. Moreover, our legal counsel will have to review and assist in the preparation of such reports. Although we believe (Please refer to "Use of Proceeds" and Plan of Operations") that the $14,000 we have estimated for these costs should be sufficient for the 12 month period following the completion of our offering, the costs charged by these professionals for such services may vary significantly. Factors such as the number and type of transactions that we engage in and the complexity of our reports cannot accurately be determined at this time and may have a major negative affect on the cost and amount of time to be spent by our auditors and attorneys. However, the incurrence of such costs will obviously be an expense to our operations and thus have a negative effect on our ability to meet our overhead requirements and earn a profit.

THE LACK OF PUBLIC COMPANY EXPERIENCE OF OUR MANAGEMENT TEAM COULD ADVERSELY IMPACT OUR ABILITY TO COMPLY WITH THE REPORTING REQUIREMENTS OF U.S. SECURITIES LAWS.

Both Simone Bar-Tal and Liby Weinstock lacks public company experience, which could impair our ability to comply with legal and regulatory requirements such as those imposed by Sarbanes-Oxley Act of 2002. Neither of them has ever been responsible for managing a publicly traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Securities Exchange Act of 1934, as amended, which is necessary to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy in which event you could lose your entire investment in our company.

RISKS ASSOCIATED WITH OUR COMMON STOCK

DIFFICULTY FOR SPECIALIZER STOCKHOLDERS TO RESELL THEIR STOCK DUE TO A LACK OF PUBLIC TRADING MARKET.

There is presently no public trading market for our common stock, we have not applied for a trading symbol or quotation, and it is unlikely that an active public trading market can be established or sustained in the foreseeable future. We intend to seek out a market maker to apply to have our common stock quoted on the OTC Bulletin Board upon completion of this Offering. However, there can be no assurance that Specializer's shares will be quoted on the OTC Bulletin Board. Until there is an established trading market, holders of our common stock may find it difficult to sell their stock or to obtain accurate quotations for the price of the common stock. If a market for our common stock does develop, our stock price may be volatile.

BROKER-DEALERS MAY BE DISCOURAGED FROM EFFECTING TRANSACTIONS IN OUR SHARES OF COMMON STOCK BECAUSE THEY ARE CONSIDERED PENNY STOCKS AND ARE SUBJECT TO THE PENNY STOCK RULES.

Rules 15g-1 through 15g-9 promulgated under the Securities Exchange Act of 1934 impose sales practice and disclosure requirements on NASD broker-dealers who make a market in "penny stocks." A penny stock generally includes any non-Nasdaq equity security that has a market price of less than $5.00 per share. Our shares currently are not traded on Nasdaq nor on any other exchange nor are they quoted on the OTC/Bulletin Board or "OTC/BB." Following the date that the registration statement, in which this prospectus is included, becomes effective we hope to find a broker-dealer to act as a market maker for our stock and file on our behalf with the NASD an application on Form 15c(2)(11) for approval for our shares to be quoted on the OTC/BB. As of the date of this prospectus, we have not attempted to find a market maker to file such application for us. If we are successful in finding such a market maker and successful in applying for quotation on the OTC/BB, it is very likely that our stock will be considered a "penny stock". In that case, purchases and sales of our shares will be generally facilitated by NASD broker-dealers who act as market makers for our shares. The additional sales practice and disclosure requirements imposed upon broker-dealers may discourage broker-dealers from effecting transactions in our shares, which could severely limit the market liquidity of the shares and impede the sale of our shares in the secondary market.

Under the penny stock regulations, a broker-dealer selling penny stock to anyone other than an established customer or "accredited investor" (generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to sale, unless the broker-dealer or the transaction is otherwise exempt.

In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities. Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.

INVESTORS THAT NEED TO RELY ON DIVIDEND INCOME OR LIQUIDITY SHOULD NOT PURCHASE SHARES OF OUR COMMON STOCK.

We have not declared or paid any dividends on our common stock since our inception, and we do not anticipate paying any such dividends for the foreseeable future. Investors that need to rely on dividend income should not invest in our common stock, as any income would only come from any rise in the market price of our common stock, which is uncertain and unpredictable. Investors that require liquidity should also not invest in our common stock. There is no established trading market and should one develop, it will likely be volatile and subject to minimal trading volumes.

BECAUSE WE CAN ISSUE ADDITIONAL SHARES OF COMMON STOCK, PURCHASERS OF OUR COMMON STOCK MAY INCUR IMMEDIATE DILUTION AND MAY EXPERIENCE FURTHER DILUTION.

We are authorized to issue up to 100,000,000 shares of common stock and 50,000,000 shares of preferred stock. At present, there are 15,100,000 issued and outstanding common shares, and if we are successful in completing the maximum offering there will be 20,100,000 shares outstanding. Our board of directors has the authority to cause us to issue additional shares of common stock without consent of any of our stockholders. Consequently, the stockholders may experience more dilution in their ownership of our Company in the future, which could have an adverse effect on the trading market for our common shares.

ALL OF OUR ASSETS AND OUR OFFICERS AND DIRECTORS ARE LOCATED OUTSIDE OF THE USA. THIS MAY CAUSE ANY ATTEMPTS TO ENFORCE LIABILITIES UNDER THE U.S. SECURITIES AND BANKRUPTCY LAWS TO BE VERY DIFFICULT.

Currently, all of our assets are either located or controlled in Israel. Simone Bar-Tal and Liby Weinstock also resides in Israel. This is likely to remain so for at least the next 12 months. Therefore, any investor that attempts to enforce against the company or against Mr. Bar-Tal and Ms. Weinstock liabilities that accrue under U.S. securities laws or bankruptcy laws will face the difficulty of complying with local laws in these countries, with regards to enforcement of foreign judgments. This could make it impracticable or uneconomic to enforce such liabilities.

                                 USE OF PROCEEDS

The following table provides the use of proceeds based on the closing of the Offering. If the Company is not successful in selling all 5,000,000 shares within the prescribed 16 month period, then we will not be able to proceed with our business plan unless additional funds are raised in some other manner.

                                 If 10% of          If 25% of         If 50% of         If 75% of         If 100% of
                                Shares Sold        Shares Sold       Shares Sold       Shares Sold       Shares Sold
                                -----------        -----------       -----------       -----------       -----------
SHARES SOLD                         500,000          1,250,000         2,500,000         3,750,000         5,000,000
GROSS PROCEEDS                  $     5,000        $    12,500       $    25,000       $    37,500       $    50,000
NET CASH - JUNE 30, 2011             15,088             15,088            15,088            15,088            15,088
OFFERING EXPENSES
Legal & Accounting                   12,500             12,500            12,500            12,500            12,500
Edgar Agent Fees                      1,000              1,000             1,000             1,000             1,000
Transfer Agent Fees                     500                500               500               500               500

TOTAL OFFERING EXPENSES              14,000             14,000            14,000            14,000            14,000

NET PROCEEDS AFTER OPERATING
 EXPENSES                             6,088             13,588            26,088            38,588            51,088

EXPENDITURES*
Public Reporting Expenses            10,000             10,000            10,000            10,000            10,000
Software Developer                        0                  0            13,000            25,000            25,000
iOS Developer Program                     0                  0                99                99                99
Support Multi-user                        0                  0                 0                 0             5,000
Graphic Designer                          0                  0             1,500             1,500             1,500
Website Hosting                           0                  0               600               600               600
Marketing & Advertising                   0                  0                 0                 0             5,000
Office & Misc                             0                700               700               700               700
TOTAL EXPENDITURES                   10,000             10,700            25,899            34,840            47,899

Net remaining balance                -3,912              2,888               189               188             3,189

Please see a detailed description of the use of proceeds in the "Plan of Operation" section of this Prospectus.

Our offering expenses of approximately $14,000 are comprised primarily of legal and accounting expenses, Securities and Exchange Commission ("SEC") and EDGAR filing fees and transfer agent fees. Our officer and director will not receive any compensation for their efforts in selling our shares.

If we are able to sell 3,750,000 shares we can maintain our reporting requirements with the SEC and complete the development of our product, but we will have insufficient funds to market our company to prospective investors to secure financing to develop and market our software application. If we are not able to sell a minimum of 500,000 shares of our common stock in this offering, we will not implement our business plan at all, except maintaining our reporting with the SEC and remain in good standing with the state of Nevada. If we do not sell at least 500,000 shares of our common stock (10% of this offering) we will not be able to maintain our reporting status with the SEC and remain in good standing with the state of Nevada without additional funds. These funds may be raised through equity financing, debt financing, or other sources, which may result in the dilution in the equity ownership of our shares. We will also need more funds if the costs of developing our website are greater than we have budgeted. We will also require additional financing to sustain our business operations if we are not successful in earning revenues.

We currently do not have any arrangements regarding this offering or following this offering for further financing and we may not be able to obtain financing when required. Our future is dependent upon our ability to obtain further financing, the successful development of our planned software application, a successful marketing and promotion program, and achieving a profitable level of operations. The issuance of additional equity securities by us could result in a significant dilution in the equity interests of our current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments. There are no assurances that we will be able to obtain further funds required for our continued operations. Even if additional financing is available, it may not be available on terms we find favorable. At this time, there are no anticipated sources of additional funds in place. Failure to secure the needed additional financing will have an adverse effect on our ability to remain in business.

If we are successful in selling all 5,000,000 common shares under this offering, the net proceeds will be used for our business plan and general working capital, during the twelve months following the successful completion of this offering. In all instances, after the effectiveness of the registration statement of which this prospectus is a part, we will require some amount of working capital to maintain our basic operations and comply with our public reporting obligations. In addition to changing our allocation of cash because of the amount of proceeds received, we may change the use of proceeds because of changes in our business plan. Investors should understand that we have wide discretion over the use of proceeds.

                       DETERMINATION OF THE OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

                            DESCRIPTION OF SECURITIES

GENERAL

There is no established public trading market for our common stock. Our authorized capital stock consists of 100,000,000 shares of common stock, with $0.001 par value per share, and 50,000,000 shares of "blank check" preferred stock, with $0.001 par value per share. As of September 6, 2011, there were 15,100,000 shares of our common stock issued and outstanding that were held by 2 registered stockholders of record, and no shares of preferred stock issued and outstanding.

COMMON STOCK

The following is a summary of the material rights and restrictions associated with our common stock. This description does not purport to be a complete description of all of the rights of our stockholders and is subject to, and qualified in its entirety by, the provisions of our most current Articles of Incorporation and Bylaws, which are included as exhibits to this Registration Statement.

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company
(iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote.

Our Bylaws provide that at all meetings of the stockholders for the election of directors, a majority of the votes cast shall be sufficient to elect. On all other matters, except as otherwise required by Nevada law or the Articles of Incorporation, a majority of the votes cast at a meeting of the stockholders shall be necessary to authorize any corporate action to be taken by vote of the stockholders.

Please refer to the Company's Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company's securities.

BLANK CHECK PREFERRED STOCK

The following is a summary of the material rights and restrictions associated with our preferred stock. This description does not purport to be a complete description of all of the rights of our stockholders and is subject to, and qualified in its entirety by, the provisions of our most current Articles of Incorporation and Bylaws, which are included as exhibits to this Registration Statement.

Our Board of Directors is authorized to determine or alter any or all of the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of preferred stock and, within the limitations or restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares comprising any such series subsequent to the issue of shares of that series, to set the designation of any series, and to provide for rights and terms of redemption, conversion, dividends, voting rights, and liquidation preferences of the shares of any such series.

NEVADA ANTI-TAKEOVER LAWS

The Nevada Business Corporation Law contains a provision governing "Acquisition of Controlling Interest." This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held

Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights in whole or in part. The control share acquisition act provides that a person or entity acquires "control shares" whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges: (1) 20 to 33 1/3%, (2) 33 1/3 to 50%, or (3) more than 50%. A "control share acquisition" is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares. The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the Articles of Incorporation or Bylaws of the corporation. Our Articles of Incorporation and Bylaws do not exempt our common stock from the control share acquisition act. The control share acquisition act is applicable only to shares of "Issuing Corporations" as defined by the act. An Issuing Corporation is a Nevada corporation, which; (1) has 200 or more stockholders, with at least 100 of such stockholders being both stockholders of record and residents of Nevada; and (2) does business in Nevada directly or through an affiliated corporation.

At this time, we do not have 100 stockholders of record resident of Nevada. Therefore, the provisions of the control share acquisition act do not apply to acquisitions of our shares and will not until such time as these requirements have been met. At such time as they may apply to us, the provisions of the control share acquisition act may discourage companies or persons interested in acquiring a significant interest in or control of the Company, regardless of whether such acquisition may be in the interest of our stockholders.

The Nevada "Combination with Interested Stockholders Statute" may also have an effect of delaying or making it more difficult to effect a change in control of the Company. This statute prevents an "interested stockholder" and a resident domestic Nevada corporation from entering into a "combination," unless certain conditions are met. The statute defines "combination" to include any merger or consolidation with an "interested stockholder," or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an "interested stockholder" having; (1) an aggregate market value equal to 5 percent or more of the aggregate market value of the assets of the corporation; (2) an aggregate market value equal to 5 percent or more of the aggregate market value of all outstanding shares of the corporation; or (3) representing 10 percent or more of the earning power or net income of the corporation. An "interested stockholder" means the beneficial owner of 10 percent or more of the voting shares of a resident domestic corporation, or an affiliate or associate thereof. A corporation affected by the statute may not engage in a "combination" within three years after the interested stockholder acquires its shares unless the combination or purchase is approved by the board of directors before the interested stockholder acquired such shares. If approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the board of directors or a majority of the voting power held by disinterested stockholders, or if the consideration to be paid by the interested stockholder is at least equal to the highest of: (1) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which he became an interested stockholder, whichever is higher; (2) the market value per common share on the date of announcement of the combination or the date the interested stockholder acquired the shares, whichever is higher; or (3) if higher for the holders of preferred stock, the highest liquidation value of the preferred stock. The effect of Nevada's business combination law is to potentially discourage parties interested in taking control of us from doing so if it cannot obtain the approval of our board of directors.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

                              PLAN OF DISTRIBUTION

Specializer Inc. has 15,100,000 common shares of common stock issued and outstanding as of the date of this prospectus. The Company is registering an additional of 5,000,000 shares of its common stock for sale at the fixed price of $0.01 per share for the duration of the offering. There is no arrangement to address the possible effect of the offering on the price of the stock.

In connection with the Company's selling efforts in the offering, Simone Bar-Tal and Liby Weinstock will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the "safe harbor" provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer's securities. Mr. Bar-Tal and Ms. Weinstock are not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Mr. Bar-Tal and Ms. Weinstock will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Bar-Tal and Ms. Weinstock are not, nor have they been within the past 12 months, brokers or dealers, and they are not, nor have they been within the past 12 months, associated persons of a broker or dealer. At the end of the offering, Mr. Bar-Tal and Ms. Weinstock will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Mr. Bar-Tal and Ms. Weinstock will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or
(iii).

Specializer will receive all proceeds from the sale of the 5,000,000 shares being offered. The price per share is fixed at $0.01 for the duration of this offering. Although our common stock is not listed on a public exchange or quoted over-the-counter, we intend to seek to have our shares of common stock quoted on the Over-the Counter Bulletin Board. In order to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved.

We are a "shell company" within the meaning of Rule 405, promulgated pursuant to Securities Act, because we have nominal assets and nominal operations. Accordingly, the securities sold in this offering can only be resold through registration under Section 5 the Securities Act of 1933, Section 4(1), if available, for non-affiliates or by meeting the conditions of Rule 144(i).

The Company's shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.01 per share.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which Specializer has complied.

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

Specializer will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states).

REGULATION M

Our two officers and directors, who will offer and sell the shares, are aware that they are required to comply with the provisions of Regulation M, promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes officers and directors, sales agents, any broker-dealer or other person who participates in the distribution of shares in this offering from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

                             DESCRIPTION OF BUSINESS

ORGANIZATION WITHIN THE LAST FIVE YEARS

On October 4, 2010, the Company was incorporated under the laws of the State of Nevada. We are engaged in the business of creating mobile business software applications, or "apps," for smart phones and mobile devices for professionals who work in jobs that require a high degree of mobility.

Simone Bar-Tal has served as our President, and Liby Weinstock has served as our Secretary and Treasurer, from October 4, 2010, until the current date. Our board of directors is comprised of two persons: Simone Bar-Tal and Liby Weinstock.

We are authorized to issue 100,000,000 shares of common stock, par value $0.001 per share, and 50,000,000 shares of preferred stock, par value $0.001 per share.

Pursuant to stock a Subscription Agreement dated October 4, 2010, we offered and sold 10,000,000 shares of our common stock to Simone Bar-Tal our President and a Director, at a purchase price of $0.001 per share, for aggregate proceeds of $10,000. Pursuant to stock a Subscription Agreement dated January 18, 2011, we offered and sold 2,500,000 shares of our common stock to Simone Bar-Tal our President and a Director, at a purchase price of $0.001 per share, for aggregate proceeds of $2,500. Pursuant to stock a Subscription Agreement dated January 18, 2011, we offered and sold 2,500,000 shares of our common stock to Liby Weinstock our Secretary, Treasurer and a Director, at a purchase price of $0.001 per share, for aggregate proceeds of $2,500. Pursuant to stock a Subscription Agreement dated May 16, 2011, we offered and sold 100,000 shares of our common stock to Liby Weinstock our Secretary, Treasurer and a Director, at a purchase price of $0.001 per share, for aggregate proceeds of $100.

PRINCIPAL PRODUCTS AND SERVICES

Our business will be to create mobile business apps for professionals who work in jobs that require a high degree of mobility. "Apps," short for "applications," are small software programs built for use on a smartphone or mobile device. Usually sold at a lower price compared to boxed software, apps also take up less hard drive space and do not require extensive hardware capabilities to run. They have relatively specialized functions, such as delivering the news, gaming and entertainment, barcode scanning, and GPS navigation. Apps for mobile devices are available for download through distribution platforms such as app stores.

We are in the development stage of developing and commercializing mobile business apps for freelancers and small size businesses. Our goal is to create apps targeted at the mobile professional workforce. Our first app, to be named "SpecialApp," will help these professionals, whose job requires a high degree of travel and whose work entails dealing with a differentiated client base, to record their hours, manage their invoices, and keep track of their stock. Once developed, SpecialApp will eliminate the need to manually log time spent commuting, working at the site, and adding up the cost of materials. Convenience and affordability will be our main selling appoints. We plan to develop SpecialApp for the Apple's iPhone phones, in the future if resources we allow us we will develop an app for an Android based mobile phones.

SpecialApp will manage user expenses and will work with the existing GPS tracking system built into users' smartphones. Once activated, SpecialApp will run in the background and automatically track the user's time spent on the road and time spent at the work site. At the work site, the app will gather the client's contact and billing information through GPS. Upon sensing the user move away from the work site, SpecialApp will automatically generate an invoice and bill the client for services rendered. SpecialApp stores all data on the user's mobile device, and will allow for that data to be exported as a spreadsheet or text file. Additionally, SpecialApp will be able to manage the user's client address book and let the user set different hourly rates for each client.

By way of example, in the beginning of the work day the user will activate SpecialApp on his smartphone. SpecialApp will run in the background and work with the GPS built into the user's smartphone to track his drive to client A. Five minutes after arriving at a work site of a client ("client A"), SpecialApp will sense that the user has stopped. It will then gather client A's work site information via GPS and will run it against the user's address book. If it matches, the information will be pulled from the client address book, and if it does not match, a pop-up screen will appear and the user will be asked to add a new client to its client address book. After finishing his assignments at client A's work site, the user will input into SpecialApp the cost materials to be included in client A's invoice and then will send the invoice to client A. Upon sensing the user again in motion, if the user forgot to send the invoice SpecialApp pop-up a reminder to invoice client A. Because client A has negotiated with the user for a lower rate, the user will be able to change his pre-set hourly rate - information that SpecialApp will save in its database for future dealings with client A.

Upon the completion of SpecialApp, we hope to expand our mobile app selection for small businesses and offer an array of applications to increase the efficiency and bolster the productivity of mobile professionals.

At this stage in our development, there can be no assurance that we will be successful in generating revenues from our app or that freelance professionals will be receptive to our application.

REVENUE MODEL

We plan to generate revenue from the following sources:

SALE OF SPECIALAPP

We plan to sell SpecialApp on the App Store site, for $6.99. Apple claims 30% of the revenue from the sale of each app, leaving us with 70% or $4.89.

IN-APP ADS

One of the major benefits of advertising on an app is that advertisers can take advantage of the users' geographic and demographic information and target their ads appropriately. We plan to use Admob by Google as a way to insert advertisements into our app. AdMob is one of the world's largest mobile advertising networks, and offers the ability for app developers to earn revenue by publishing ads in their software. Revenue is generated according to the PPC (Pay Per Click) model, where advertisers pay the hosting service a flat rate each time the ad is clicked.

THE MARKET OPPORTUNITY

APPLICATION DEMAND

According to statistics made available by the International Data Corporation
(IDC) in their December 2010 article, "Worldwide and U.S. Mobile Applications, Storefronts, and Developer 2010-2014 Forecast and Year-End 2010 Vendor Shares:
The "Appification" of Everything":

     * Application developers have produced more than 300,000 mobile apps in just over three years.

                [GRAPH SHOWING PROJECTED APP DOWNLOAD INCREASE]



     * The market for mobile applications will continue to accelerate; the number of downloaded apps is expected to increase from 10.9 billion worldwide in 2010 to 76.9 billion in 2014. In addition to booming adoption of smartphones around the world, new connected device categories including media tablets, eReaders, portable media players, consumer electronics, TVs, automobiles, and eventually even PCs will all contribute to the enormous growth of mobile apps

     * Worldwide mobile apps revenues will experience similar growth, surpassing $35 billion in 2014.

FREELANCE MARKET

     * There are currently 42.6 million contingent workers (31% of the total workforce) in the United States (Government Accountability Office,
          2006). This includes self-employed, independent contractors, temps, and part-time employees.

     * The chart below shows the growth in hours worked by contract and freelance employees (Odesk.com)


        [GRAPH SHOWING HOURS WORKED BY CONTRACT AND FREELANCE EMPLOYEES]

Our target market is the mobile professional worker who expends much time and energy on accounting for their hours. SpecialApp will provide an all-in-one option that will consolidate time tracking, client invoicing, and material costs.

Our management believes that if we properly execute our business plan, our app will provide a service that, though already performed by multiple apps, is not yet available in a single program.

COMPETITION AND COMPETITIVE STRATEGY

Competition within the mobile app industry is intense. We believe there is no one app on the market that allows freelancers and contract workers to concurrently track, invoice, and manage their stock. Apps exist that perform these tasks separately, but in our management's opinion, putting all these functions into one app will further ease the workload of the mobile professional.

Many of our competitors have longer operating histories, greater financial, sales, marketing and technological resources and longer established client relationships than we do. H owever, we believe that SpecialApp's all-in-one bundle and relatively low price point of $6.99 (flat rate) will differentiate us from the competitors listed below:

Freshbooks (www.freshbooks.com) - Freshbooks is a program that allows freelancers to send, receive, and manage invoices online. Freshbooks' paid service starts at $20/month and goes up to $40/month. It does not support automatic GPS tracking for hours spent on the road, or addressbook creation functions.

Cashboard (www.getcashboard.com) - Cashboard is a program that allows freelancers to send pdf invoices, estimates, and receipts online. Cashboard's paid plan starts at $10 per month - each active client costs 25 cents to add to the program. It does not support automatic GPS tracking for hours spent on the road, or addressbook creation functions.

Harvest (www.getharvest.com) - Harvest is a time tracking and invoicing program for freelancers. Harvest's plans start at $12 and go up to $90 per month. It does not support automatic GPS tracking for hours spent on the road, or addressbook creation functions.

MARKETING & SALES STRATEGY

We plan for our app to be marketed on five fronts:

     * Social Media: We intend to spread word of SpecialApp through popular social network platforms such as Twitter, Facebook, MySpace, blogs etc. We will create forums for users to engage with and support our product, such as a facebook fan page, blog entries and tweets that followers can re-post or link to.

     * App review websites: Send out promo keys to app review websites and blogs such as www.appvee.com, www.androinica.com, www.techcrunch.com and www.macworld.com.

     * "Send-it-to-your-friend" linkage: SpecialApp's standard "send it to your friend" link will enable for freelancers to send it to their colleagues or recommend it for download.

     * Advertising: We plan to advertise on mobile ad networks, such as Admob, Quattro, and Millenial Media. Mobile ad networks can target users by country, device, and category. We have budgeted $5,000 for this purpose assuming we are able to raise at least $37,500 gross in this Offering.

     * Press Releases: We will send out a press release in order get SpecialApp noticed by the traditional media - newspapers and magazines.

COMPLIANCE WITH GOVERNMENT REGULATION

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the construction and operation of any facility in any jurisdiction which we would conduct activities.

We do not believe that government regulation will have a material impact on the way we conduct our business, however, any government regulation imposing greater fees for Internet use or restricting information exchange over the Internet could result in a decline in the use of the Internet and the viability of Internet-based services, which could harm our business and operating results.

INTELLECTUAL PROPERTY

We have not filed for any protection of our trademark, and we do not have any other intellectual property.

RESEARCH AND DEVELOPMENT

We did not incur any research and development expenses during the period from October 4, 2010 (inception) to year ended June 30, 2011.

EMPLOYEES

We currently have no employees, not including Simone Bar-Tal and Liby Weinstock, our sole officers and directors.

                              OUR EXECUTIVE OFFICES

Our executive offices are located at 548 Market St #15099, San Francisco, California 94104. The office is a location at which the Company receives mail, has office services and can hold meetings. The Company pays approximately $44 per month for such office services and believes that such office services are adequate for the Company's office space needs for the foreseeable future. Our officers, Simone Bar-Tal and Liby Weinstock, work on Company business from their respective residences in Israel.

                                LEGAL PROCEEDINGS

There are no pending legal proceedings to which the Company is a party or in which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, or security holder is a party adverse to the Company or has a material interest adverse to the Company.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

MARKET INFORMATION

ADMISSION TO QUOTATION ON THE OTC BULLETIN BOARD

We intend to have our common stock be quoted on the OTC Bulletin Board. If our securities are not quoted on the OTC Bulletin Board, a security holder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our securities. The OTC Bulletin Board differs from national and regional stock exchanges in that: (i) it is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers, and (ii) securities admitted to quotation are offered by one or more Broker-dealers rather than the "specialist" common to stock exchanges.

To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. We do not yet have an agreement with a registered broker-dealer, as the market maker, willing to list bid or sale quotations and to sponsor the Company listing. If the Company meets the qualifications for trading securities on the OTC Bulletin Board our securities will trade on the OTC Bulletin Board until a future time, if at all, that we apply and qualify for admission to quotation on the NASDAQ Capital Market. We may not now and it may never qualify for quotation on the OTC Bulletin Board or be accepted for listing of our securities on the NASDAQ Capital Market.

TRANSFER AGENT

We have not retained a transfer agent to serve as transfer agent for shares of our common stock. Until we engage such a transfer agent, we will be responsible for all record-keeping and administrative functions in connection with the shares of our common stock.

HOLDERS

As of September 6, 2011, the Company had 15,100,000 shares of our common stock issued and outstanding held by 2 holders of record.

The Company is offering hereby up to 5,000,000 shares of common stock at fixed price of $0.01 per share.

DIVIDEND POLICY

We have not declared or paid dividends on our common stock since our formation, and we do not anticipate paying dividends in the foreseeable future. Declaration or payment of dividends, if any, in the future, will be at the discretion of our Board of Directors and will depend on our then current financial condition, results of operations, capital requirements and other factors deemed relevant by the Board of Directors. There are no contractual restrictions on our ability to declare or pay dividends. See the Risk Factor entitled "Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them."

SECURITIES AUTHORIZED UNDER EQUITY COMPENSATION PLANS

We have no equity compensation or stock option plans. We may in the future adopt a stock option plan as our developmental activities progress.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATION

Certain statements contained in this prospectus, including statements regarding the anticipated development and expansion of our business, our intent, belief or current expectations, primarily with respect to the future operating performance of the Company and the products we expect to offer and other statements contained herein regarding matters that are not historical facts, are "forward-looking" statements. Future filings with the Securities and Exchange Commission, future press releases and future oral or written statements made by us or with our approval, which are not statements of historical fact, may contain forward-looking statements, because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.

All forward-looking statements speak only as of the date on which they are made. We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they are made.

LIQUIDITY AND CAPITAL RESOURCES

As of June 30, 2011, we had $15,088 in cash and current assets, zero current liabilities and a working capital surplus of $15,088. As of June 30, 2011 we had total assets of $15,088.

During the period from October 4, 2010 (inception) to June 30, 2011 we spent $12 cash on operating activities and received net cash of $15,100 from financing activities comprised entirely of sales of our equity securities.

During the period from October 4, 2010 (inception) to June 30, 2011 we experienced a $15,088 net increase in cash.

RESULTS OF OPERATIONS FOR THE PERIOD FROM INCEPTION TO JUNE 30, 2011

LACK OF REVENUES

We have limited operational history. From our inception on October 4, 2010 to June 30, 2011 we did not generate any revenues. We anticipate that we will incur substantial losses for the foreseeable future and our ability to generate any revenues in the next 12 months continues to be uncertain.

EXPENSES

For the period from October 4, 2010 (inception) to June 30, 2011 we incurred expenses of $12, consisting of primarily general and administrative expenses.

PLAN OF OPERATION

We are in the development stage of developing and commercializing mobile business apps for freelancers and small size businesses. Our goal is to create apps targeted at the mobile professional workforce. Our first app, to be named "SpecialApp," will help these professionals, whose job requires a high degree of travel and whose work entails dealing with a differentiated client base, to record their hours, manage their invoices, and keep track of their stock. Once developed, SpecialApp will eliminate the need to manually log time spent commuting, working at the site, and adding up the cost of materials. Convenience and affordability will be our main selling appoints.

Our goal is to help freelancers and small sized business whose job requires high degree of travel to record their hours, manage their invoices, and keep track of their stock. We plan to generate revenues from the sale of our SpecialApp and from in-app advertisements.

Our goals over the next 12 months are to:

     *    Complete the development SpecialApp.

     * Commercialize SpecialApp for the iPhone in twelve months following of this Offering;

     *    Initiate our marketing campaign and our sales strategy.

Our current business objectives are:

     *    To become a recognized brand of mobile business apps.

     *    to execute our marketing plan and to create interest in SpecialApp;

ACTIVITIES TO DATE

We were incorporated in Nevada on October 4, 2010. We are a development stage company that only recently commenced with its business operations and we currently have no revenue and no significant assets. Our executive offices are located at 548 Market St #15099, San Francisco, California 94104. The office is a location at which the Company receives mail, has office services and can hold meetings. Our officers, Simone Bar-Tal and Liby Weinstock, work on Company business from their respective residences in Israel.

We have accomplished the following:

     1. Prepared the software requirements specification - which is a detailed description of the functions to be preformed by SpecialApp;

     2. Defined a set of use cases that described all the interactions the user will have with SpecialApp; and

     3.   Designed a brand logo for our business.

Directors of the company have already begun discussions with legal counsel, transfer agent and Certified Public Accounting firm to ensure that we will meet all the compliance and disclosure requirements of being a public company.

EXPENDITURES

The following chart provides an overview of our budgeted expenditures by significant area of activity over the twelve months after this Offering is completed.

                                 If 10% of          If 25% of         If 50% of         If 75% of         If 100% of
                                Shares Sold        Shares Sold       Shares Sold       Shares Sold       Shares Sold
                                -----------        -----------       -----------       -----------       -----------
SHARES SOLD                         500,000          1,250,000         2,500,000         3,750,000         5,000,000
GROSS PROCEEDS                  $     5,000        $    12,500       $    25,000       $    37,500       $    50,000
NET CASH - JUNE 30, 2011             15,088             15,088            15,088            15,088            15,088
OFFERING EXPENSES
Legal & Accounting                   12,500             12,500            12,500            12,500            12,500
Edgar Agent Fees                      1,000              1,000             1,000             1,000             1,000
Transfer Agent Fees                     500                500               500               500               500

TOTAL OFFERING EXPENSES              14,000             14,000            14,000            14,000            14,000

NET PROCEEDS AFTER OPERATING
 EXPENSES                             6,088             13,588            26,088            38,588            51,088

EXPENDITURES*
Public Reporting Expenses            10,000             10,000            10,000            10,000            10,000
Software Developer                        0                  0            13,000            25,000            25,000
iOS Developer Program                     0                  0                99                99                99
Support Multi-user                        0                  0                 0                 0             5,000
Graphic Designer                          0                  0             1,500             1,500             1,500
Website Hosting                           0                  0               600               600               600
Marketing & Advertising                   0                  0                 0                 0             5,000
Office & Misc                             0                700               700               700               700
TOTAL EXPENDITURES                   10,000             10,700            25,899            34,840            47,899

Net remaining balance                -3,912              2,888               189               188             3,189

MILESTONES

Below is a brief description of our planned activities, which we expect to commence immediately after the offering is completed and the proceeds have been received and accepted.

MONTHS 1 TO 3

The anticipated activities undertaken during months 1 to 3 following the completion of this offering assume that we will be able to raise at least $37,500 gross in this Offering or through other financing means. If we are not able to raise sufficient capital, we will scale our business development accordingly. There can be no assurance that we will be able to raise the required $50,000, or any funds at all, to implement our business plan as laid out below.

During the first three months, we plan to:

     * Engage and begin the development of SpecialApp by a software developer according our software requirements specification;

Software development: We plan to retain the services of a software contractor by the end of month 1. We have already identified the software developer in Israel. We will pay a fixed amount of $25,000 for the development of SpecialApp. This sum will include all sundry expenses. The developer will be required to supply his or her own computers, software (with the exception of specialized software related directly to our project) and high-speed Internet connection. During months 2 and 3, we will work with the software contractor on the development of SpecialApp.

MONTHS 4 TO 6

During the following three months, we expect to achieve the following:

     *    Testing of SpecialApp;
     *    Register for an Apple Developer Account.

Testing SpecialApp: We plan to test SpecialApp and identify defects within the software.

We will focus the testing to make sure it is meeting the requirements of our software requirements specifications, running on different models of the iPhone, i.e. iPhone 3, iPhone 3GS and iPhone 4 and working in a real-world environment, collecting real-time data from the GPS.

Apple Developer Account: In order to distribute SpecialApp on the App Store, we will need to register to the iOS Developer Program at a cost of $99 per year. The software developer will guide us through the process of creating an Apple Developer Account so that the SpecialApp is registered to Specializer, Inc.

MONTHS 7 TO 12

During the following six months, we expect to achieve the following:

     *    Correct any detected discovered defects;
     *    Submission of SpecialApp to the App Store;
     *    Promote SpecialApp to freelancers and small sized businesses.
     *    Support multi-user.

App Store Submission: The software developer will facilitate the App Store submission process and manage approval issues. Once submitted Apple will review the application to ensure the application is reliable and is free of explicit and offensive material. We expect to be completed by the end of month 8 after defects have been fixed. Once submitted to the App Store we expect the review process to take 3-4 weeks.

Promote SpecialApp: If we are not able to raise $37,500 gross from this Offering we do not anticipate spending any money on the promoting of SpecialApp. We will then promote SpecialApp in free venues: we will submit a description of SpecialApp to app review website, promote it on our own website and on Twitter and Facebook this task will be performed by our management. If we are able to raise at least $37,500 gross or more we have budgeted $5,000 to place advertisements on mobile ad networks. The mobile ad networks can target users by different criteria, our target market is freelancers and small sized businesses.

Support Multi-user: If we are able to raise the maximum amount of this Offering $50,000 gross we have budgeted $5,000 to enhanced the capabilities of SpecialApp and support a multi-users environment. This additional feature will enable multiple users to run SpecialApp under one account. This feature will enable small sized businesses to manage and track the hours and billing of few employees from one central account.

OFF-BALANCE SHEET ARRANGEMENTS

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in our financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to our stockholders.

INFLATION

The effect of inflation on our revenues and operating results has not been significant.

CRITICAL ACCOUNTING POLICIES

Our financial statements are affected by the accounting policies used and the estimates and assumptions made by management during their preparation. A complete listing of these policies is included in Note 2 of the notes to our financial statements for the period from October 4, 2010 (inception) to June 30, 2011. We have identified below the accounting policies that are of particular importance in the presentation of our financial position, results of operations and cash flows, and which require the application of significant judgment by management.

USE OF ESTIMATES

The preparation of consolidated financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. We regularly evaluate estimates and assumptions related to deferred income tax asset valuation allowances. We base our estimates and assumptions on current facts, historical experience and various other factors that we believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by us may differ materially and adversely from our estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

FOREIGN CURRENCY TRANSLATION

Our operations are in the United States and Israel, which results in exposure to market risks from changes in foreign currency rates. The financial risk is the risk to our operations that arise from fluctuations in foreign exchange rates and the degree of volatility of these rates. The Company's functional and reporting currency is the United States dollar. Monetary assets and liabilities denominated in foreign currencies are translated in accordance with ASC 830, Foreign Currency Translation Matters, using the exchange rate prevailing at the balance sheet date. Gains and losses arising on settlement of foreign currency denominated transactions or balances are included in the determination of income. Foreign currency transactions are primarily undertaken in Israeli Shekels. The Company has not, to the date of these financial statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

We have not had any changes in or disagreements with our independent public accountants since our formation on October 4, 2010.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The Directors and Officers currently serving our Company is as follows:

         Name (1)            Age             Positions and Officers
         --------            ---             ----------------------

     Simone Bar-Tal          31         President and Director
     Liby Weinstock          27         Secretary, Treasurer and Director

----------
(1) Unless otherwise noted, the address of each person or entity listed is c/o Specializer Inc., 548 Market St #15099, San Francisco, California 94104.

The directors named above will serve until the next annual meeting of the stockholders or until his respective resignation or removal from office. Thereafter, directors are anticipated to be elected for one-year terms at the annual stockholders' meeting. Officers will hold their positions at the discretion of the Board of Directors, absent any employment agreement, of which none currently exists or is contemplated.

SIMONE BAR-TAL, AGE 31

Simone Bar-Tal is a co-founder of Specializer Inc. with Liby Weinstock and has served as our President and a Director since October 4, 2010. Form November 2009 until the present time, Mr. Bar-Tal has been employed as a promotional team leader at Ai.am.as.tk. Ltd., a real estate investment company. From November 2007 until November 2008, Mr. Bar-Tal worked as a sound designer, audio editor and composer at SuicideChain studios, located in Tel Aviv, Israel. From January 2005 until April 2007, Mr. Bar-Tal worked as a sound designer and audio editor at Sound-gram Post Production of London, United Kingdom. Mr. Bar-Tal's entrepreneurial desires to our conclusion that she should be serving as a member of our Board of Directors in light of our business and structure.

LIBY WEINSTOCK, AGE 27

Liby Weinstock is a co-founder of Specializer Inc. with Simone Bar-Tal and has served as our Secretary, Treasurer and a Director since October 4, 2010. From January 2010 until the present time, Ms. Weinstock has worked as a computer instructor for the Understand Your Computer project, established by the Ministry of Finance of Israel. Under this program, she teaches children and adults to operate a computer and use software applications. From March 2009 until January 2010, Ms. Weinstock worked as a self-employed graphic artist, where she used graphic design software to logo design, flyers, business cards and private business signs. From March 2006 until March 2007, Ms. Weinstock was employed as a chief mentor at DSNR, a call center located in Israel, in which position she managed a staff of five employees in telephone sales. From October 2009 until the present time, Ms. Weinstock has been a student studying Humanities and Social Sciences at The Open University, Israel. From July 2008 until October 2009, she studied Graphics at Mentor, located in Israel, and obtained her Certificate of Graphic Operations in 2009. Ms. Weinstock's experience and education related to computer software led to our conclusion that she should be serving as a member of our Board of Directors in light of our business and structure.

DIRECTOR INDEPENDENCE

Our board of directors is currently composed of two members, neither of whom qualifies as an independent director in accordance with the published listing requirements of the NASDAQ Global Market (the Company has no plans to list on the NASDAQ Global Market). The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, our board of directors has not made a subjective determination as to our directors that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by our director and us with regard to our director's business and personal activities and relationships as they may relate to us and our management.

SIGNIFICANT EMPLOYEES AND CONSULTANTS

Our two officers and directors, Simone Bar-Tal and Liby Weinstock, are our only employees.

CONFLICTS OF INTEREST

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our Board of Directors. The Board of Directors has not established an audit committee and does not have an audit committee financial expert, nor has the Board established a nominating committee. The Board is of the opinion that such committees are not necessary since the Company is an early development stage company and has only two directors, and to date, such two directors have been performing the functions of such committees. Thus, there is a potential conflict of interest in that our directors have the authority to determine issues concerning management compensation, nominations, and audit issues that may affect management decisions.

Other than as described above, we are not aware of any other conflicts of interest of our executive officers and directors.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

There are no legal proceedings that have occurred since our incorporation concerning our directors which involved a criminal conviction, a criminal proceeding, an administrative or civil proceeding limiting one's participation in the securities or banking industries, or a finding of securities or commodities law violations.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The table below summarizes all compensation awarded to, earned by, or paid to our officers for all services rendered in all capacities to us for the year ended June 30, 2011:

Name and                                                          Non-Equity       Nonqualified
Principal                                   Stock     Option    Incentive Plan      Deferred         All Other
Position       Year  Salary($)  Bonus($)  Awards($)  Awards($)  Compensation($)  Compensation($)  Compensation($)  Total($)
--------       ----  ---------  --------  ---------  ---------  ---------------  ---------------  ---------------  --------
Simone         2011     0          0         0          0             0                0                 0            0
Bar-Tal (1)

Liby           2011     0          0         0          0             0                0                 0            0
Weinstock (2)

----------
(1)  President and Director since October 4, 2010.
(2)  Secretary, Treasurer and Director since October 4, 2010.

None of our directors have received monetary compensation since our inception to the date of this prospectus. We currently do not pay any compensation to our director serving on our board of directors.

STOCK OPTION GRANTS

We have not granted any stock options to our executive officer since our inception. Upon the further development of our business, we will likely grant options to directors and officers consistent with industry standards for development stage companies.

EMPLOYMENT AGREEMENTS

The Company is not a party to any employment agreement and has no compensation agreement with either of its two officers and directors, Simone Bar-Tal and Liby Weinstock.

DIRECTOR COMPENSATION

The following table sets forth director compensation for the year ended June 30, 2011:

              Fees                                                 Nonqualified
             Earned                                Non-Equity        Deferred
             Paid in      Stock      Option      Incentive Plan    Compensation       All Other
 Name        Cash($)    Awards($)   Awards($)    Compensation($)    Earnings($)    Compensation($)   Total($)
 ----        -------    ---------   ---------    ---------------    -----------    ---------------   --------
Simone          0            0           0              0                0                 0             0
Bar-Tal

Liby            0            0           0              0                0                 0             0
Weinstock

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of September 6, 2011, the number of shares of common stock of our Company that are beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and
(iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal stockholders and management is based upon information furnished by each person using "beneficial ownership" concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 15,100,000 shares of our common stock issued and outstanding as of September 6, 2011. We do not have any outstanding warrants, options or other securities exercisable for or convertible into shares of our common stock.

                           Name and Address of         Number of Shares         Percent of
Title of Class              Beneficial Owner(1)       Owned Beneficially        Class Owned
--------------              ----------------          ------------------        -----------
Common Stock:                Liby Weinstock                12,600,000               82.7%
Common Stock:                Simone Bar-Tal                 2,500,000               17.3%
All executive officers
 and directors as a group                                  15,100,000              100.0%

----------
(1) Unless otherwise noted, the address of each person or entity listed is c/o Specializer Inc., 548 Market St #15099, San Francisco, California 94104.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Pursuant to stock a Subscription Agreement dated October 4, 2010, we offered and sold 10,000,000 shares of our common stock to Liby Weinstock, our Secretary, Treasurer and a Director, at a purchase price of $0.001 per share, for aggregate proceeds of $10,000. Pursuant to stock a Subscription Agreement dated January 18, 2011, we offered and sold 2,500,000 shares of our common stock to Simone Bar-Tal our President and a Director, at a purchase price of $0.001 per share, for aggregate proceeds of $2,500. Pursuant to stock a Subscription Agreement dated January 18, 2011, we offered and sold 2,500,000 shares of our common stock to Liby Weinstock our Secretary, Treasurer and a Director, at a purchase price of $0.001 per share, for aggregate proceeds of $2,500. Pursuant to stock a Subscription Agreement dated May 16, 2011, we offered and sold 100,000 shares of our common stock to Liby Weinstock our Secretary, Treasurer and a Director, at a purchase price of $0.001 per share, for aggregate proceeds of $100.

              DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

Our Bylaws provide to the fullest extent permitted by law that our directors or officers, former directors and officers, and persons who act at our request as a director or officer of a body corporate of which we are a shareholder or creditor shall be indemnified by us. We believe that the indemnification provisions in our By-laws are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                       WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Commission a Registration Statement on Form S-1, under the Securities Act of 1933, as amended, with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all the information set forth in the registration statement, as permitted by the rules and regulations of the Commission. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement. We do not file reports with the Securities and Exchange Commission, and we will not otherwise be subject to the proxy rules. The registration statement and other information may be read and copied at the Commission's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains a web site at http://www.sec.gov that contains reports and other information regarding issuers that file electronically with the Commission.

                CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
                       ACCOUNTING AND FINANCIAL DISCLOSURE

Weinberg & Baer LLC, is our registered independent public accounting firm. There have not been any changes in or disagreements with accountants on accounting and financial disclosure or any other matter.

                              FINANCIAL STATEMENTS

                                TABLE OF CONTENTS

    Financial Statements

        Independent Auditor's Report                                       F-2

        Balance Sheet                                                      F-3

        Statement of Operations                                            F-4

        Statement of Stockholders' Equity                                  F-5

        Statement of Cashflows                                             F-6

        Notes to Financial Statements                                      F-7

                    REPORT OF REGISTERED INDEPENDENT AUDITORS

To the Board of Directors and Stockholders of Specializer Inc.:

We have audited the accompanying balance sheet of Specializer Inc. (a Nevada corporation in the development stage) as of June 30, 2011, and the related statements of operations, stockholders' equity, and cash flows for the period ended June 30, 2011, and from inception (October 4, 2010) through June 30, 2011. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Specializer Inc.. as of June 30, 2011, and the results of its operations and its cash flows for the period ended June 30, 2011, and from inception (October 4, 2010) through June 30, 2011, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 6 to the financial statements, the Company is in the development stage, and has not established any source of revenue to cover its operating costs. As such, it has incurred an operating loss since inception. Further, as of as June 30, 2011, the cash resources of the Company were insufficient to meet its planned business objectives. These and other factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plan regarding these matters is also described in Note 6 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Respectfully submitted,


/s/ Weinberg & Baer LLC
-----------------------------------
Weinberg & Baer LLC
Baltimore, Maryland
August 22, 2011

                                SPECIALIZER, INC.
                          (A Development Stage Company)
                                  Balance Sheet
      For the Period from October 4, 2010 (Inception) Through June 30, 2011


                                     ASSETS

CURRENT ASSETS:
  Cash                                                                 $ 15,088
  Deferred offering costs                                                    --
                                                                       --------
      TOTAL CURRENT ASSETS                                               15,088
                                                                       --------

      TOTAL ASSETS                                                     $ 15,088
                                                                       ========
                              STOCKHOLDERS' EQUITY

STOCKHOLDERS' EQUITY:
  Preferred stock, 50,000,000 shares authorized, par value $0.001,
   no share issued or outstanding                                      $     --
  Common Stock,100,000,000 shares authorized, par value $0.001,
   15,100,000 shares issued and outstanding                              15,100
  Deficit accumulated during the development stage                          (12)
                                                                       --------
      TOTAL STOCKHOLDERS' EQUITY                                         15,088
                                                                       --------

      TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                       $ 15,088
                                                                       ========


   The Accompanying Notes are an Integral Part of These Financial Statements.

                                SPECIALIZER, INC.
                          (A Development Stage Company)
                             Statement of Operations
      For the Period from October 4, 2010 (Inception) Through June 30, 2011


Revenue                                                            $       --
                                                                   ----------
Expenses                                                                   12
                                                                   ----------
Income before income taxes                                                (12)
Provision for income taxes                                                 --
                                                                   ----------

Net loss                                                           $      (12)
                                                                   ==========
Basic and Diluted:
  Loss per common share                                                     a
                                                                   ----------
Weighted average
  Number of common shares                                           4,802,602
                                                                   ==========

----------
a = Less than ($0.01) per share

   The Accompanying Notes are an Integral Part of These Financial Statements.

                                SPECIALIZER, INC.
                          (A Development Stage Company)
                        Statement of Stockholders' Equity

                                                                             Deficit
                                                Common Stock                Accumulated
                                          ------------------------          During the            Total
                                          Number of                         Development       Stockholders'
                                           Shares           Amount            Stage              Equity
                                           ------           ------            -----              ------
October 4, 2010 (Inception)                      --       $       --        $       --         $       --

Common stock issued  to officers
 directors for cash ($0.001 per share)   15,100,000           15,100            15,100

Net loss                                         --               --               (12)               (12)
                                         ----------       ----------        ----------         ----------

Balance June 30, 2011                    15,100,000       $   15,100        $      (12)        $   15,088
                                         ==========       ==========        ==========         ==========


   The Accompanying Notes are an Integral Part of These Financial Statements.

                                SEPCIALIZER, INC.
                          (A Development Stage Company)
                             Statement of Cashflows
      For the Period from October 4, 2010 (Inception) Through June 30, 2011


OPERATING ACTIVITIES:
  Net loss                                                           $    (12)
                                                                     --------
           NET CASH USED BY OPERATING ACTIVITIES                          (12)
                                                                     --------

INVESTING ACTIVITIES:
           NET CASH USED BY INVESTING ACTIVITIES                           --
                                                                     --------

FINANCING ACTIVITIES:
  Proceeds from issuance of common stock                               15,100
                                                                     --------
           NET CASH PROVIDED BY FINANCING ACTIVITIES                   15,100
                                                                     --------
Net Increase in Cash                                                   15,088

Cash, Beginning of Period                                                  --
                                                                     --------

Cash, End of Period                                                  $ 15,088
                                                                     ========

SUPPLEMENTAL DISCLOSURES OF CASHFLOW INFORMATION

Cash paid during the period for:
  Interest                                                           $     --
                                                                     ========
  Income Taxes                                                       $     --
                                                                     ========

   The Accompanying Notes are an Integral Part of These Financial Statements.

                                SPECIALIZER, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS
                                  June 30, 2011

NOTE 1. GENERAL ORGANIZATION AND BUSINESS

Specializer, Inc. ("the Company") was incorporated under the laws of the state of Nevada on October 4, 2010. The Company has limited operations, is considered a development stage company and has not yet realized any revenues from its planned operations.

The Company will create mobile business apps for professionals who work in jobs that require a high degree of mobility. "Apps," short for "applications," are small software programs built for use on a smartphone or mobile device. Usually sold at a lower price compared to boxed software, apps also take up less hard drive space and do not require extensive hardware capabilities to run. They have relatively specialized functions, such as delivering the news, gaming and entertainment, barcode scanning, and GPS navigation. Apps for mobile devices are available for download through distribution platforms such as app stores.

The Company's goal is to create an app targeted at the mobile professional workforce. Our app, to be named "SpecialApp," will help these professionals, whose jobs require a high degree of travel and whose work entails dealing with a differentiated client base, to record their hours, manage their invoices, and keep track of their stock. Once developed, SpecialApp will eliminate the need to manually log time spent commuting, working on-site, and adding up the cost of materials. Convenience and affordability will be our main selling points.

As a development stage enterprise, the Company discloses the retained earnings or deficit accumulated during the development stage and the cumulative statements of operations and cash flows from inception to the current balance sheet date.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING PRACTICES

BASIS OF ACCOUNTING

The Company's financial statements are prepared using the accrual method of accounting. The Company has elected a June 30 fiscal year end.

EARNINGS PER SHARE
The basic earnings (loss) per share is calculated by dividing our net income available to common shareholders by the number of common shares during the year. The diluted earnings (loss) per share is calculated by dividing our net income
(loss) available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted as of the first of the year for any potentially dilutive debt or equity. The Company has not issued any potentially dilutive debt or equity securities. USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid investments with maturity of three months or less when purchased to be cash equivalents.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying value of the Company's financial instruments, consisting of accounts payable and accrued liabilities approximate their fair value due to the short-term maturity of such instruments. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial statements.

INCOME TAXES

A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carry forwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

The Company's practice is to recognize interest accrued related to unrecognized tax benefits in interest expense and penalties in operating expenses. As of June 30, 2011, the Company had no accrued interest or penalties.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

In April 2009, the FASB issued FSP No. FAS 157-4, "Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly" ("FSP FAS 157-4"), codified in FASB ASC 820-10-65, which provides additional guidance for estimating fair value in accordance with ASC 820-10 when the volume and level of activity for an asset or liability have significantly decreased. ASC 820-10-65 also includes guidance on identifying circumstances that indicate a transaction is not orderly. The adoption of ASC 820-10-65 did not have an impact on the Company's results of operations or financial condition.

In May 2009, the FASB issued SFAS No. 165, "Subsequent Events" ("SFAS 165") codified in FASB ASC 855-10-05, which provides guidance to establish general standards of accounting for and disclosures of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. FASB ASC 855-10-05 is effective for interim and annual periods ending after June 15, 2009. FASB ASC 855-10-05 requires that public entities evaluate subsequent events through the date that the financial statements are issued.

In June 2009, the Financial Accounting Standards Board (FASB) issued guidance now codified as FASB Accounting Standards Codification (ASC) Topic 105, "GENERALLY ACCEPTED ACCOUNTING PRINCIPLES," as the single source of authoritative non-governmental U.S. GAAP. FASB ASC Topic 105 does not change current U.S. GAAP, but is intended to simplify user access to all authoritative U.S. GAAP by providing all authoritative literature related to a particular topic in one place. All existing accounting standard documents will be superseded and all other accounting literature not included in the FASB Codification will be considered non-authoritative. These provisions of FASB ASC Topic 105 were effective for interim and annual periods ending after September 15, 2009 and, accordingly, were effective for the Company for the current fiscal reporting period. The adoption of this pronouncement did not have an impact on the Company's business, financial condition or results of operations, but will impact the Company's financial reporting process by eliminating all references to pre-codification standards. On the effective date of FASB ASC Topic 105, the Codification superseded all then-existing non-SEC accounting and reporting standards, and all other non-grandfathered non-SEC accounting literature not included in the Codification became non-authoritative.

In January 2010, the Financial Accounting Standards Board ("FASB") issued updated guidance to amend the disclosure requirements related to recurring and nonrecurring fair value measurements. This update requires new disclosures on significant transfers of assets and liabilities between Level 1 and Level 2 of the fair value hierarchy (including the reasons for these transfers) and the reasons for any transfers in or out of Level 3. This update also requires a reconciliation of recurring Level 3 measurements about purchases, sales, issuances and settlements on a gross basis. In addition to these new disclosure requirements, this update clarifies certain existing disclosure requirements. For example, this update clarifies that reporting entities are required to provide fair value measurement disclosures for each class of assets and liabilities rather than each major category of assets and liabilities. This update also clarifies the requirement for entities to disclose information about both the valuation techniques and inputs used in estimating Level 2 and Level 3 fair value measurements. This update will become effective for the Company with the interim and annual reporting period beginning January 1, 2010, except for the requirement to provide the Level 3 activity of purchases, sales, issuances, and settlements on a gross basis, which will become effective for the Company with the interim and annual reporting period beginning January 1, 2011. The Company will not be required to provide the amended disclosures for any previous periods presented for comparative purposes. Other than requiring additional disclosures, adoption of this update will not have a material effect on the Company's financial statements.

In June 2009, the FASB issued SFAS No. 167, "Amendments to FASB Interpretation No. 46(R)" ("SFAS 167"), codified as FASB ASC 810-10, which modifies how a company determines when an entity that is insufficiently capitalized or is not controlled through voting (or similar rights) should be consolidated. FASB ASC 810-10 clarifies that the determination of whether a company is required to consolidate an entity is based on, among other things, an entity's purpose and design and a company's ability to direct the activities of the entity that most significantly impact the entity's economic performance. FASB ASC 810-10 requires an ongoing reassessment of whether a company is the primary beneficiary of a variable interest entity. FASB ASC 810-10 also requires additional disclosures about a company's involvement in variable interest entities and any significant changes in risk exposure due to that involvement. FASB ASC 810-10 is effective for fiscal years beginning after November 15, 2009. The adoption of FASB ASC 810-10 did not have an impact on the Company's financial condition, results of operations or cash flows.

NOTE 3. INCOME TAXES

The Company uses the liability method , where deferred tax assets and liabilities are determined based on the expected future tax consequences of temporary differences between the carrying amounts of assets and liabilities for financial and income tax reporting purposes. As of June 30, 2011, the Company has not generated any taxable income and, therefore, has no tax liability. The Company has not generated any deferred tax assets or liabilities through June 30, 2011.

NOTE 4. STOCKHOLDER'S EQUITY

AUTHORIZED

The Company is authorized to issue 100,000,000 shares of $0.001 par value common stock and 50,000,000 shares of preferred stock, par value $0.001. All common stock shares have equal voting rights, are non-assessable and have one vote per share. Voting rights are not cumulative and, therefore, the holders of more than 50% of the common stock could, if they choose to do so, elect all of the directors of the Company.

ISSUED AND OUTSTANDING

On October 4, 2010, the Company issued 10,000,000 common shares to an officer and director for cash consideration of $0.001 per share, for net proceeds of $10,000.

On January 18, 2011, the Company issued 5,000,000 common shares to its officers and directors for cash consideration of $0.001 per share, for net proceeds of $4,988.

On May 16, 2011, the Company issued 100,000 common shares to an officer and director for cash consideration of $0.001per share, for net proceeds of $100.

NOTE 5. RELATED PARTY TRANSACTIONS

The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

NOTE 6. GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. Through June 30, 2011, the Company has not generated any revenue or incurred any costs to implement it business plan. This condition raises substantial doubt about the Company's ability to continue as a going concern. The Company's continuation as a going concern is dependent on its ability to obtain financing to implement its business plans. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Management is planning to raise funds through debt or equity offerings. There is no guarantee that the Company will be successful in these efforts.

NOTE 7. ADVERTISING COSTS

The Company's policy regarding advertising is to expense advertising when incurred. The Company had not incurred any advertising expense as of June 30, 2011.

NOTE 8. SUBSEQUENT EVENTS

Management has evaluated subsequent events through August 22, 2011, which is the date the financial statements were available for issuance.

                            [OUTSIDE BACK COVER PAGE]

                                   PROSPECTUS

                                SPECIALIZER INC.

                               5,000,000 SHARES OF
                                  COMMON STOCK
                       TO BE SOLD BY CURRENT STOCKHOLDERS

We have not authorized any dealer, salesperson or other person to give you written information other than this prospectus or to make representations as to matters not stated in this prospectus . You must not rely on unauthorized information. This prospectus is not an offer to sell these securities or a solicitation of your offer to buy the securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any sales made hereunder after the date of this prospectus shall create an implication that the information contained herein nor the affairs of the Issuer have not changed since the date hereof.

Until ___________, 2010 (90 days after the date of this prospectus), all dealers that effect transactions in these shares of common stock may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.


                THE DATE OF THIS PROSPECTUS IS ____________, 2011

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

                   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the Company.

                                                                 Amount
               Item                                              (US$)
               ----                                            ----------
     SEC Registration Fee                                      $     5.80
     Legal and accounting fees and expenses                     12,500.00
     Printing and Edgarizing                                     1,000.00
     Transfer Agent Fees                                           500.00
                                                               ----------
     TOTAL                                                     $14,005.80
                                                               ==========

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company's Bylaws and Articles of Incorporation provide that we shall, to the full extent permitted by the Nevada General Business Corporation Law, as amended from time to time (the "Nevada Corporate Law"), indemnify all of our directors and officers. Section 78.7502 of the Nevada Corporate Law provides in part that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Similar indemnity is authorized for such persons against expenses (including attorneys' fees) actually and reasonably incurred in defense or settlement of any threatened, pending or completed action or suit by or in the right of the corporation, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct. Under our Bylaws and Articles of Incorporation, the indemnitee is presumed to be entitled to indemnification and we have the burden of proof to overcome that presumption. Where an officer or a director is successful on the merits or otherwise in the defense of any action referred to above, we must indemnify him against the expenses which such officer or director actually or reasonably incurred. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                     RECENT SALES OF UNREGISTERED SECURITIES

Within the past two years we have offered and sold the following securities without registration.

On October 4, 2010, we offered and sold 10,000,000 shares of our common stock to Liby Weinstock, our Secretary, Treasurer and a Director, at a purchase price of $0.001 per share, for aggregate proceeds of $10,000. The offering was made to a non-U.S. persons offshore of the U.S., with no directed selling efforts in the U.S., where offering restrictions were implemented in a transaction pursuant to the exclusion from registration provided by Rule 903(b)(3) of Regulation S of the Securities Act.

On January 18, 2011, we offered and sold 2,500,000 shares of our common stock to Liby Weinstock our Secretary, Treasurer and a Director, at a purchase price of $0.001 per share, for aggregate proceeds of $250. The offering was made to a non-U.S. persons offshore of the U.S., with no directed selling efforts in the U.S., where offering restrictions were implemented in a transaction pursuant to the exclusion from registration provided by Rule 903(b)(3) of Regulation S of the Securities Act.

On January 18, 2011, we offered and sold 2,500,000 shares of our common stock to Simone Bar-Tal, our President and a Director, at a purchase price of $0.001 per share, for aggregate proceeds of $250. The offering was made to a non-U.S. persons offshore of the U.S., with no directed selling efforts in the U.S., where offering restrictions were implemented in a transaction pursuant to the exclusion from registration provided by Rule 903(b)(3) of Regulation S of the Securities Act.

On May 16, 2011, we offered and sold 100,000 shares of our common stock to Liby Weinstock our Secretary, Treasurer and a Director, at a purchase price of $0.001 per share, for aggregate proceeds of $100. The offering was made to a non-U.S. persons offshore of the U.S., with no directed selling efforts in the U.S., where offering restrictions were implemented in a transaction pursuant to the exclusion from registration provided by Rule 903(b)(3) of Regulation S of the Securities Act.

                   EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

The following exhibits are filed as part of this registration statement:

Exhibit                            Description
-------                            -----------

3.1      Articles of Incorporation of Registrant
3.2      Bylaws of the Registrant
5.1 Opinion of Law Offices of Thomas E. Puzzo, PLLC, regarding the legality of the securities being registered
23.1     Consent of Law Offices of Thomas E. Puzzo, PLLC (included in Exhibit
         5.1)
23.2     Consent of Weinberg & Baer LLC

                                  UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Sec.230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (ss.230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has authorized this registration statement to be signed on its behalf by the undersigned, in Kiryat Shmone, Israel on the 7th day of September 2011.

                                                 SPECIALIZER INC.
                                                  (Registrant)


                               By: /s/ Simone Bar-Tal
                                  ----------------------------------------------
                               Name:  Simone Bar-Tal
                               Title: President
                                      (Principal Executive Officer and Principal
                                      Financial and Accounting Officer)

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Simone Bar-Tal, as her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-1 of Specializer Inc., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, grant unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

      Signature                              Title                              Date
      ---------                              -----                              ----


/s/ Simone Bar-Tal                President and Director                   September 7, 2011
-----------------------------
Simone Bar-Tal


/s/ Liby Weinstock                Secretary, Treasurer and Director        September 7, 2011
-----------------------------
Liby Weinstock

                                  EXHIBIT INDEX

Exhibit                            Description
-------                            -----------

3.1      Articles of Incorporation of Registrant
3.2      Bylaws of the Registrant
5.1 Opinion of Law Offices of Thomas E. Puzzo, PLLC, regarding the legality of the securities being registered
23.1     Consent of Law Offices of Thomas E. Puzzo, PLLC (included in Exhibit
         5.1)
23.2     Consent of Weinberg & Baer LLC